Exhibit 3.1

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment – Domestic Business Corporation

8729 784 Line for Numbering
Entity Number 145993
Filed this ___ day of MAR 25, 1987. Commonwealth of Pennsylvania Department of State /s/ Jane J. Haggerty Secretary of the Commonwealth

        In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. § 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.	The name of the corporation is: Greater Keystone Investors, Inc.

2.	The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1425 Hamilton Street	Allentown	Pennsylvania	18101
Number and Street	City	State	Zip

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended

4.	The date of its incorporation is: May 13, 1965

5.	(Check, and if appropriate, complete one of the following):

X The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time: The 16th day of March, 1987
Place: 1425 Hamilton Street, Allentown, PA 18101
Kind and period of notice: Letter to Shareholders dated March 6, 1987 setting forth the actions to be taken at a Special Meeting of the Shareholders.

____ The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.	At the time of the action of shareholders:

(a)	The total number of shares outstanding was: 289,114 (b) The number of shares entitled to vote was: 289,114

7.	In the action taken by the shareholders:

(a)	The number of shares voted in favor of the amendment was: 253,700 (b) The number of shares voted against the amendment was: None

8.	The amendment adopted by the shareholders, set forth in full, is as follows: [SEE ATTACHED RIDER]

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 16th day of March 1987.

Attest: /s/ Sandra A. Kotsch Assistant Secretary	GREATER KEYSTONE INVESTORS, INC. By: /s/ Irving Levit Title: President

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION
OF
PENN TREATY AMERICAN CORPORATION

        FIRST: The name of the Corporation is PENN TREATY AMERICAN CORPORATION.

        SECOND: The address of the registered office of the Corporation is 1425 Hamilton Street, Allentown, Pennsylvania 18101.

THIRD: The purpose or purposes of the corporation are: to purchase, acquire, hold, sell and otherwise invest and deal in stocks, bonds, notes, choses in action and other obligations; to operate as an insurance holding company under Section 337.6 of the Pennsylvania Insurance Act; to acquire, buy, own, lease, let, improve, sell exchange and deal in real estate and in personal property of every description; to act as agent or broker for insurance companies in soliciting and receiving applications for insurance of every description, in the collection of premiums, and in doing such other business as may be delegated to agents or brokers by such companies, and to conduct a general insurance agency and insurance brokerage business; and to do all things necessary, proper and expedient in respect to any or all the foregoing purposes; and to have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended, under the provision of which act this corporation is incorporated.

        The shareholders of the Corporation shall not have preemptive rights.

        FOURTH: The term of existence of the corporation is perpetual.

FIFTH: The aggregate number of shares which the Corporation shall have the authority to issue is 10,000,000 shares of common stock, par value $.10 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

Common Stock

Subject to all of the rights of the holders of Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article Fifth, the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote. Holders of Common Stock shall not be entitled to cumulative voting and shall not have preemptive rights.

Preferred Stock

The shares of Preferred Stock may be divided into and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

(1)	The voting rights and powers (if any) of the Preferred Stock and each series thereof;

(2)	The rates and times at which, and the terms and conditions on which, dividends (if any) on Preferred Stock, and each series thereof, will be paid, and any dividend preferences or rights of cumulation;

(3)	The rights (if any) of holders of Preferred Stock, and each such series thereof, to convert the same into or exchange the same for, shares of other classes (or series of classes) of common stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

(4)	The redemption rights (if any) of the Corporation and of the holders of Preferred Stock and each series thereof, and the times at which, and the terms and conditions on which Preferred Stock and each series thereof may be redeemed; and

(5)	The rights and preferences (if any) of the holders of Preferred Stock, and each series thereof, upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

        SIXTH:

(a)	The number of directors constituting the Board of Directors shall be nine (9) in number.

(b)	At the annual election of directors to be held at the annual meeting of shareholders in 1987, the directors shall be divided into three (3) classes, as nearly equal in number as possible known as Class I, Class II and Class III. The initial directors of Class I shall serve until the 1988 annual meeting of shareholders. At the 1988 annual meeting of shareholders, the directors of Class I shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class II shall serve until the 1989 annual meeting of shareholders. At the 1989 annual meeting of shareholders, the directors of Class II shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class III shall serve until 1990. At the annual meeting of shareholders, the directors of Class III shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his successor has been elected and qualified even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

(c)	Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-Laws.

(d)	Any member of the Board of Directors may be removed for cause or only by the affirmative vote of the holders of 67% of the combined voting power of all shareholders who are entitled to vote for the election of directors, voting together as a single class. Proper “cause” shall be determined by the vote of not less than 67% of the entire Board of Directors.

(e)	Any director elected to fill a vacant position, however created, shall serve for the remainder of the term of the director he or she is replacing.

        SEVENTH:

(a)	The Board of Directors may, if it deems advisable, oppose a tender offer, or other offer for the Corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue. By way of illustration but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

1.	whether the offer is acceptable based on historical and present operating results or the financial condition of the Corporation and its subsidiaries, and their future prospects;

2.	whether a more favorable offer could be obtained for the Corporation’s, or its subsidiaries’, securities or assets in the future;

3.	the social, economic or any other material impact which an acquisition of the Corporation, or substantially all of its assets, would have upon the employees, insureds and customers of the Corporation and its subsidiaries and the communities which they serve;

4.	the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, insureds and customers of the Corporation and its subsidiaries and the future value of the Corporation’s stock;

5.	the value of the securities (if any) which the offeror is offering in exchange for the securities or assets of the Corporation, or its subsidiaries, based on an analysis of the worth of the Corporation, or of its subsidiaries, as compared to the offeror corporation or other entity whose securities are being offered; and

6.	any antitrust or other legal or regulatory issues that are raised by the offer.

(b)	If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purposes, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; commencing litigation against the offeror; filing complaints with governmental and regulatory authorities; acquiring the Corporation’s securities; selling or otherwise issuing authorized shares of Preferred Stock with such designations, preferences, qualifications, limitations, restrictions, and/or special rights as the Board of Directors deems appropriate; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

EIGHTH: The following actions of the Corporation shall not be authorized without the prior approval of the shareholders entitled to vote at least 67% of the shares which all shareholders are entitled to vote on the particular action:

1.	to amend or repeal any provision of or add any provision to, the Corporation’s Articles of Incorporation; provided, however, nothing herein contained shall restrict or limit in any way the power of the Board of Directors, by a majority vote of those voting, to make, alter and repeal any provision of the By-laws except as expressly provided therein;

2.	to merge, consolidate or otherwise combine the Corporation with or into any other corporation, except into or with a wholly owned subsidiary:

3.	to exchange shares of the Corporation’s Common Stock in such a manner that a corporation, person or entity acquires the issues or outstanding shares of Common Stock of the Corporation pursuant to a vote of shareholders;

4.	to sell, lease, convey, encumber or otherwise dispose of all or substantially all of the property or business of the Corporation;

5.	to dissolve or to liquidate, in whole or in part, the Corporation; and

6.	to enter into any transaction similar to, or having similar effect as, any of the foregoing transactions.

NINTH: Prevention Of “Greenmail”. Any direct or indirect purchase or other acquisition by the Corporation of any shares of its stock of any class from any Shareholder who is the beneficial owner, directly or indirectly, of 20% or more of the class of shares to be acquired (“Interested Shareholder”) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, excluding shares beneficially owned by such Interested Security-holder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms of all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

Statement of Correction – Domestic Corporation and Foreign Corporation

                                                               8975 411
                                                          Line for Numbering

Entity Number
145993-011                                           Filed this ___ day of OCT 27 1989.
                                                     Commonwealth of Pennsylvania
                                                     Department of State
                                                     /s/ Christopher A. Lewis
                                                     Acting Secretary of the Commonwealth

        In compliance with the requirements of 15 Pa. S. § 138 (relating to statement of correction) the undersigned domestic corporation or foreign corporation, desiring to correct an inaccurate record of corporate action or correct defective or erroneous execution of a document, does hereby certify that:

1.	The name of the corporation is: Penn Treaty American Corporation.

2.	The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1425 Hamilton Street Allentown Pennsylvania 18103 Number and Street City State Zip
3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended

4.	The inaccuracy or defect, which appears in Department of State Form BCL-806 filed March 25, 1987 and recorded in Roll 87.29 Film 784 et seq., is:

See attached Exhibit A, Restated Articles of Incorporation of Penn Treaty American Corporation, with correction marked in Article SIXTH, paragraph (d).

    5.        (Check one of the following):

X The portion of the document requiring correction in corrected form is set forth in Exhibit A, attached hereto and made a part hereof.

        ____ The original document to which this certificate relates shall be deemed reexecuted.

        ____ The original document to which this certificate relates shall be deemed stricken from the records of the Department.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this certificate to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 20th date of October 1989.

Attest:                                                       PENN TREATY AMERICAN CORP.
/s/ Domenic P. Stangherlin                           By:      /s/ Irving Levit
Secretary                                                     Title:   President

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

PENN TREATY AMERICAN CORPORATION

        FIRST: The name of the Corporation is PENN TREATY AMERICAN CORPORATION.

        SECOND: The address of the registered office of the Corporation is 1425 Hamilton Street, Allentown, Pennsylvania 18101.

THIRD: The purpose or purposes of the corporation are: to purchase, acquire, hold, sell and otherwise invest and deal in stocks, bonds, notes, choses in action and other obligations; to operate as an insurance holding company under Section 337.6 of the Pennsylvania Insurance Act; to acquire, buy, own, lease, let, improve, sell exchange and deal in real estate and in personal property of every description; to act as agent or broker for insurance companies in soliciting and receiving applications for insurance of every description, in the collection of premiums, and in doing such other business as may be delegated to agents or brokers by such companies, and to conduct a general insurance agency and insurance brokerage business; and to do all things necessary, proper and expedient in respect to any or all the foregoing purposes; and to have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended, under the provision of which act this corporation is incorporated.

        The shareholders of the Corporation shall not have preemptive rights.

FOURTH: The term of existence of the corporation is perpetual.
FIFTH: The aggregate number of shares which the Corporation shall have the authority to issue is 10,000,000 shares of common stock, par value $.10 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

Common Stock

Subject to all of the rights of the holders of Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this Article Fifth, the holders of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote. Holders of Common Stock shall not be entitled to cumulative voting and shall not have preemptive rights.

Preferred Stock

The shares of Preferred Stock may be divided into and issued from time to time in one or more series as may be designated by the Board of Directors of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both). The designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of any series of Preferred Stock may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly vested with authority to fix by resolution the designations, preferences, qualifications, limitations, restrictions and special or relative rights (if any) of the Preferred Stock and each series thereof which may be designated by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

(1)	The voting rights and powers (if any) of the Preferred Stock and each series thereof;

(2)	The rates and times at which, and the terms and conditions on which, dividends (if any) on Preferred Stock, and each series thereof, will be paid, and any dividend preferences or rights of cumulation;

(3)	The rights (if any) of holders of Preferred Stock, and each such series thereof, to convert the same into or exchange the same for, shares of other classes (or series of classes) of common stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

(4)	The redemption rights (if any) of the Corporation and of the holders of Preferred Stock and each series thereof, and the times at which, and the terms and conditions on which Preferred Stock and each series thereof may be redeemed; and

(5)	The rights and preferences (if any) of the holders of Preferred Stock, and each series thereof, upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

SIXTH:

    (a)        The number of directors constituting the Board of Directors shall be nine (9) in number.

(b)	At the annual election of directors to be held at the annual meeting of shareholders in 1987, the directors shall be divided into three (3) classes, as nearly equal in number as possible known as Class I, Class II and Class III. The initial directors of Class I shall serve until the 1988 annual meeting of shareholders. At the 1988 annual meeting of shareholders, the directors of Class I shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class II shall serve until the 1989 annual meeting of shareholders. At the 1989 annual meeting of shareholders, the directors of Class II shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class III shall serve until 1990. At the annual meeting of shareholders, the directors of Class III shall be elected for a term of three (3) years and shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his successor has been elected and qualified even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation, removal or disqualification.

(c)	Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a Committee thereof, shall be given in the manner provided in the By-Laws.

(d)	Any member of the Board of Directors may be removed for cause only by the affirmative vote of the holders of 67% of the combined voting power of all shareholders who are entitled to vote for the election of directors, voting together as a single class. Proper “cause” shall be determined by the vote of not less than 67% of the entire Board of Directors.

(e)	Any director elected to fill a vacant position, however created, shall serve for the remainder of the term of the director he or she is replacing.

SEVENTH:
(a)	The Board of Directors may, if it deems advisable, oppose a tender offer, or other offer for the Corporation’s securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any pertinent issue. By way of illustration but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

1.	whether the offer is acceptable based on historical and present operating results or the financial condition of the Corporation and its subsidiaries, and their future prospects;

2.	whether a more favorable offer could be obtained for the Corporation’s, or its subsidiaries’, securities or assets in the future;

3.	the social, economic or any other material impact which an acquisition of the Corporation, or substantially all of its assets, would have upon the employees, insureds and customers of the Corporation and its subsidiaries and the communities which they serve;

4.	the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, insureds and customers of the Corporation and its subsidiaries and the future value of the Corporation’s stock;

5.	the value of the securities (if any) which the offeror is offering in exchange for the securities or assets of the Corporation, or its subsidiaries, based on an analysis of the worth of the Corporation, or of its subsidiaries, as compared to the offeror corporation or other entity whose securities are being offered; and

6.	any antitrust or other legal or regulatory issues that are raised by the offer.

(b)	If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purposes, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; commencing litigation against the offeror; filing complaints with governmental and regulatory authorities; acquiring the Corporation’s securities; selling or otherwise issuing authorized shares of Preferred Stock with such designations, preferences, qualifications, limitations, restrictions, and/or special rights as the Board of Directors deems appropriate; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

EIGHTH: The following actions of the Corporation shall not be authorized without the prior approval of the shareholders entitled to vote at least 67% of the shares which all shareholders are entitled to vote on the particular action:

1.	to amend or repeal any provision of or add any provision to, the Corporation’s Articles of Incorporation; provided, however, nothing herein contained shall restrict or limit in any way the power of the Board of Directors, by a majority vote of those voting, to make, alter and repeal any provision of the By-laws except as expressly provided therein;

2.	to merge, consolidate or otherwise combine the Corporation with or into any other corporation, except into or with a wholly owned subsidiary:

3.	to exchange shares of the Corporation’s Common Stock in such a manner that a corporation, person or entity acquires the issues or outstanding shares of Common Stock of the Corporation pursuant to a vote of shareholders;

4.	to sell, lease, convey, encumber or otherwise dispose of all or substantially all of the property or business of the Corporation;

5.	to dissolve or to liquidate, in whole or in part, the Corporation; and

6.	to enter into any transaction similar to, or having similar effect as, any of the foregoing transactions.

NINTH: Prevention Of “Greenmail”. Any direct or indirect purchase or other acquisition by the Corporation of any shares of its stock of any class from any Shareholder who is the beneficial owner, directly or indirectly, of 20% or more of the class of shares to be acquired (“Interested Shareholder”) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, excluding shares beneficially owned by such Interested Security-holder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms of all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

Statement of Change of Registered Office — Domestic Business Corporation

                                                              8978 809
                                                          Line for Numbering

Entity Number
145993-012                                           Filed this ___ day of NOV 17 1989.
                                                     Commonwealth of Pennsylvania
                                                     Department of State
                                                     /s/ Christopher A. Lewis
                                                     Acting Secretary of the Commonwealth
In compliance with the requirements of section 307 of the Business Corporation Law of 1988 (15 P. S.ss.108) the undersigned corporation, desiring to effect a change in registered office, does hereby certify that:
1.	The name of the corporation is: Penn Treaty American Corporation.

2.	The address of its present registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

1425 Hamilton Street Allentown Pennsylvania 18102 Number and Street City State Zip

3.     The address to which the registered office in this Commonwealth is to be changed is:

3440 Lehigh Street Allentown Pennsylvania 18103 Number and Street City State Zip
4.	Such change was authorized by resolution duly adopted by at least a majority of the members of the board of directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this ____ date of _________, 19__ [date was left blank on form filed with the Department].

Attest:                                                       PENN TREATY AMERICAN CORPORATION
/s/ Domenic P. Stangherlin                           By:      /s/ Irving Levit
Secretary                                                     Title:   President

Microfilm Number   9709-541                          Filed with the Department of State on  JAN 28 1997

Entity Number    145993                              /s/ ________________________________________
                                                          Secretary of the Commonwealth

ARTICLES OF AMENDMENT – DOMESTIC BUSINESS CORPORATION

        In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: Penn Treaty American Corporation.

2.	The (a) address of the corporation’s current registered office in this Commonwealth or (b) name of its commercial registered officer provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

a.	3440 Lehigh Street Allentown PA 18103 Lehigh Number and Street City State Zip County

b. c/o: _____________________________________________________
For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.

4.	The date of its incorporation is: May 13, 1965.

5.	(Check, and if appropriate complete, one of the following):

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State. ____ The amendment shall be effective on: ______________ at ___________.

Date Hour

6.     (Check one of the following):

X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b). ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.     (Check, and if appropriate complete, one of the following):

         X The amendment adopted by the corporation, set forth in full, is as follows:

        The first paragraph of Article FIFTH shall be amended and restated in its entirety as follows:

“The aggregate number of shares which the Corporation shall have the authority to issue is 25,000,000 shares of common stock, par value $.10 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).”

         The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

    8.        (Check if the amendment restates the Articles):

        ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

        IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 27 th day of January, 1997.

                                                     PENN TREATY AMERICAN CORPORATION

                                                     BY:    /s/ A. J. Carden ____________________

                                                     TITLE: Executive Vice President

Microfilm Number ___200142- 1366                     Filed with the Department of State on  JUN 01, 2001

Entity Number    145993                              /s/ Kim Pizzingrilli
                                                          Secretary of the Commonwealth

ARTICLES OF AMENDMENT – DOMESTIC BUSINESS CORPORATION

DSCB:15-1915 (Rev 90)

        In compliance with the requirements of 15 Pa.C.S. § 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.	The name of the corporation is: Penn Treaty American Corporation.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered officer provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

c.	3440 Lehigh Street Allentown PA 18103 Lehigh Number and Street City State Zip County

d. c/o: _____________________________________________________

For a corporation represented by a commercial office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.	The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.

4.	The date of its incorporation is: May 13, 1965.

5.	(Check, and if appropriate complete, one of the following):

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State. ____ The amendment shall be effective on: ______________ at ___________.

Date Hour

6.     (Check one of the following):

X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. § 1914(a) and (b). ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c).

7.     (Check, and if appropriate complete, one of the following):

         X The amendment adopted by the corporation, set forth in full, is as follows:

        The first paragraph of Article FIFTH shall be amended and restated in its entirely [sic] as follows:

“Fifth: The aggregate number of shares which the Corporation shall have the authority to issue is 40,000,000 shares of common stock, par value $.10 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).”

         The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

    8.        (Check if the amendment restates the Articles):

        ___ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

        IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 30th day of May, 2001.

                                                     PENN TREATY AMERICAN CORPORATION

                                                     BY:    /s/ A. J. Carden ____________________

                                                     TITLE:    Executive Vice President

Microfilm Number 2002011-553

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Statement with Respect to Shares – Domestic Business Corporation

(15 Pa.C.S. § 1522)

Entity Number
145993

Name:    ESQUIRE ASSIST                     Document will be returned to the name and
         COUNTER PICKUP                     address you enter to the left.

                                                     Filed in the Department of State on FEB 14 2002

                                                     _/s/ _____________________________
                                                     Acting Secretary of the Commonwealth

        In compliance with the requirements of 15 Pa.C.S. § 1522(b) (relating to statement with respect to shares), the undersigned corporation, desiring to state the designation and voting rights, preferences, limitations and special rights, if any, of a class or series of its shares, hereby states that:

1.     The name of the corporation is: Penn Treaty American Corporation

2.     Check and complete one of the following:

The resolution amending the Articles under 15 Pa.C.S. § 1522(b) (relating to divisions and determinations by the board), set forth in full, is as follows: _____________________________

X The resolution amending the Articles under 15 Pa.C.S. § 1522(b) is set forth in full in Exhibit A attached hereto and made a part hereof.

3.	The aggregate number of shares of such class or series established and designated by (a) such resolution, (b) all prior statements, if any, filed under 15 Pa.C.S. § 1522 or corresponding provisions of prior law with respect thereto, and (c) any other provision of the Articles is 5,000,000 shares.

4.	The resolution was adopted by the Board of Directors or an authorized committee thereon on: February 12, 2002.

5.	Check, and if appropriate complete, one of the following:

X The resolution shall be effective upon the filing of this statement with respect to shares in the Department of State. ____ The resolution shall be effective on: ______________ at ___________. Date Hour

IN TESTIMONY WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer thereof this 14th day of February 2002.

                                                            PENN TREATY AMERICAN CORPORATION
                                                              By:      /s/ Jane M. Bagley
                                                              Title:   Assistant Secretary and Corporate Counsel

EXHIBIT A

RESOLUTION

OF THE BOARD OF DIRECTORS OF

PENN TREATY AMERICAN CORPORATION

RESOLVED, that, pursuant to the authority expressly vested in the Board of Directors of the Company by Article Fifth of the Company’s Articles, the Board of Directors hereby fixes and determines the designations, preferences, qualifications, limitations, restrictions and special or relative rights of 5,000,000 shares of its Preferred Stock, par value $1.00 per share, by establishing and designating the Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock and Series A-4 Convertible Preferred Stock as more fully set forth on Exhibit I attached hereto.

EXHIBIT 1

SERIES A-1 CONVERTIBLE PREFERRED STOCK,
SERIES A-2 CONVERTIBLE PREFERRED STOCK,
SERIES A-3 CONVERTIBLE PREFERRED STOCK, AND
SERIES A-4 CONVERTIBLE PREFERRED STOCK

OF

PENN TREATY AMERICAN CORPORATION.

        Of the 5,000,000 shares of Preferred Stock which Penn Treaty American Corporation, a Pennsylvania corporation (the “Corporation”) has the authority to issue, 806,968 shares are designated “Series A-1 Convertible Preferred Stock,” 459,238 shares are designated “Series A-2 Convertible Preferred Stock,” 371,444 shares are designated “Series A-3 Convertible Preferred Stock” and 3,362,350 shares are designated “Series A-4 Convertible Preferred Stock.”

        The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”), Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock”), Series A-3 Convertible Preferred Stock (“Series A-3 Preferred Stock”) and Series A-4 Convertible Preferred Stock (“Series A-4 Preferred Stock” and, collectively with the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock, the “Preferred Stock”) of the Corporation:

        Except as provided in Sections 1, 4 and 6 hereof, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock are identical in all respects as a class of capital stock and possess the same designations, limitations and rights.

    1.        Definitions. As used herein, the following terms have the respective meanings set forth below:

        “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation after the date hereof, other than Conversion Shares.

        “Affiliate” shall mean any entity controlling, controlled by or under common control with another entity. For purposes of this definition, “control” shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act.

        “Appraised Value” shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to any discount for (i) a minority interest, or (ii) any lack of transferability or liquidity), as determined by an investment banking firm of nationally recognized standing selected by the Corporation and acceptable to the Majority Holders, on the basis of a sale between a willing seller and buyer, neither acting under any compulsion. If the investment banking firm selected by the Corporation is not acceptable to the Majority Holders and the Corporation and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and the Corporation shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Corporation shall retain, at its sole cost, such investment banking firm or firms as may be necessary for the determination of Appraised Value.

        “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

        “Common Stock” shall mean (except where the context otherwise indicates) the Common Stock, par value $.10 per share, of the Corporation as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Corporation of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Corporation and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Corporation in the circumstances contemplated by Section 6(d)(v).

        “Corporation” shall have the meaning set forth in the preamble.

        “Conversion Shares” shall mean the shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock.

        “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or event, but shall not include the Preferred Stock or the Warrants.

        “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

    (i)        if such stock is publicly traded and is then listed on a national securities market or exchange, its closing price on the date of determination on the principal national securities exchange on which the stock is listed or admitted to trading as reported in The Wall Street Journal;

    (ii)        if such stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

    (iii)        if such stock is publicly traded but is not listed or admitted to trading on a national securities exchange nor quoted on the Nasdaq National Market, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board of Directors of the Corporation may determine in good faith); or

    (iv)        if none of the foregoing is applicable, the Appraised Value.

        “Liquidation Preference” shall mean an amount equal to $12.00 per share with respect to the Series A-1 Preferred Stock, $24.00 per share with respect to the Series A-2 Preferred Stock, $36.00 per share with respect to the Series A-3 Preferred Stock and $6.00 per share with respect to the Series A-4 Preferred Stock (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event affecting the Preferred Stock).

        “Majority Holders” shall mean the holders of Warrant Securities exercisable for, convertible into or representing, as the case may be, as of the date of any such determination, in excess of fifty percent (50%) of the aggregate number of shares of Common Stock theretofore obtained or thereafter obtainable through the exercise or conversion of Warrant Securities.

        “Other Property” shall have the meaning set forth in Section 6(d)(v).

        “Permitted Issuances” shall mean the (a) the issuance of stock options to employees of the Corporation or any Subsidiary of the Corporation pursuant to a stock option plan approved by the stockholders of the Corporation authorizing the issuance of not more than two million (2,000,000) shares of Common Stock, or (b) issuance of shares of Common Stock upon (i) conversion of the Preferred Stock, or (ii) exercise of the stock options referred to in clause (a) of this definition.

        “Person” shall mean any individual, corporation, sole proprietorship, partnership (general or limited), limited liability company, joint venture, trust, association, institution, or other legal entity or organization.

        “Series” shall mean the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock or Series A-4 Preferred Stock, as applicable.

        “Significant Subsidiary” shall mean a subsidiary of the Corporation which would constitute a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X promulgated by the United States Securities and Exchange Commission as in effect on the date of filing hereof.

        “Stated Value” shall mean an amount equal to $12.00 for each share of Series A-1 Preferred Stock, $24.00 for each share of Series A-2 Preferred Stock, $36.00 for each share of Series A-3 Preferred Stock and $6.00 for each share of Series A-4 Preferred Stock (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event affecting the Preferred Stock.

        “Warrants” shall mean the Warrants to purchase shares of Preferred Stock issued on or about the date of filing of this statement and all warrants issued upon transfer, division or combination of, or in substitution for, such Warrants.

        “Warrant Securities” shall mean the Warrants, the Preferred Stock and the Conversion Shares, collectively.

    2.        Dividends. If the Board of Directors of the Corporation declares a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Preferred Stock shall be entitled to the amount of dividends per share of Preferred Stock as would be declared payable on the largest number of whole and fractional shares of Common Stock into which each share of Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 6 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend and without regard to any restrictions on issuance of or payment of dividends on fractional shares.

    3.        Voting Rights. Except as otherwise provided herein or by law, the holders of Preferred Stock shall have no right to vote in any election of directors or on any other matter.

    4.        Rights of Liquidation.

    (a)        General. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Preferred Stock in liquidation preference, and subject to the liquidation rights and preferences of any class or series of preferred stock designated in the future to be senior to, or on a parity with, the Preferred Stock with respect to liquidation preference, the holders of each share of Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation’s capital stock of all classes, whether such assets are capital, surplus or earnings, the greater of (i) the Liquidation Preference, or (ii) such amount per share of Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

    (b)        Distributions Pro Rata. If the assets of the Corporation available for distribution to the holders of the Preferred Stock shall not be sufficient to make in full the payments required by Section 4(a) hereof, such assets shall be distributed ratably among the holders of the Preferred Stock based upon the aggregate Liquidation Preferences of the shares of Preferred Stock held by each such holder.

    (c)        Treatment of Certain Transactions. A merger or consolidation of the Corporation with or into another corporation or other entity, any other corporate reorganization in which the shareholders of the Corporation immediately prior to such merger, consolidation or reorganization own less than fifty percent (50%) of the Corporation’s voting power immediately after such merger, consolidation or reorganization, any transaction or series of transactions in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred, or any sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation shall, at the option of holders representing a majority of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock be deemed a Liquidation with respect to such Series of Preferred Stock. The provisions of this Section 4(c) shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, or (ii) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America.

    5.        Actions Requiring the Consent of the Holders of the Preferred Stock. The consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of each of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Series A-4 Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, acting as a separate class, shall be necessary for effecting or validating any of the following transactions:

    (a)        Any amendment, alteration or waiver of any provision of the Corporation’s Articles or By-laws (including any filing of a statement with respect to shares) which adversely affects any of the rights, preferences or privileges of any of the holders of the applicable Series in a manner disproportionate to the rights, preferences or privileges of other holders of the Corporation’s securities;

    (b)        Any increase or decrease (other than by conversion) in the authorized number of shares of Common Stock or Preferred Stock;

    (c)        Any authorization, designation or issuance, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking on a parity with or senior to the Preferred Stock in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

    (d)        Any redemption or repurchase of Common Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or in exercise of the Corporation’s right of first refusal upon a proposed transfer);

    (e)        Any change in the authorized number of directors of the Corporation;

    (f)        Any liquidation or dissolution of the Corporation;

    (g)        Any merger or consolidation of the Corporation or a Significant Subsidiary with or into another corporation or other entity or any other corporate reorganization in which the shareholders of the Corporation immediately prior to such merger, consolidation or reorganization own less than fifty percent (50%) of the Corporation’s voting power immediately after such merger, consolidation or reorganization, or any transaction or series of transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred;

    (h)        Any sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation; and

    (i)        Any sale, transfer or other disposition of all or substantially all of the stock or assets of any Significant Subsidiary of the Corporation.

    6.        Conversion.

    (a)        Right To Convert. A holder of record of any share or shares of Preferred Stock, other than Centre Strategic Investment Holdings, a Bermuda corporation, or any Affiliate thereof, shall have the right at any time, at such holder’s option, to convert, without the payment of any additional consideration, each share of Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Stated Value for such share of Preferred Stock by (ii) the applicable Conversion Value (as defined in Section 6(d) hereof) then in effect for the Preferred Stock. In the event that any Preferred Stock is held by Centre Strategic Investment Holdings, a Bermuda corporation, or any Affiliate thereof, such holder shall have no right to convert the shares of Preferred Stock so held.

    (b)        Mechanics of Conversion. If the holder of shares of Preferred Stock desires to exercise such right of conversion, such holder must give written notice to the Corporation (the “Conversion Notice”) of the election by such holder to convert a stated number of shares of Preferred Stock (the “Conversion Shares”) into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than three business days after the date on which the Corporation receives the Conversion Notice (the “Conversion Date”)), and by surrender of the certificate or certificates representing such Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the Conversion Date, receipt of the Conversion Notice and the surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

    (c)        Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Preferred Stock at the time outstanding, free from preemptive rights or any other rights of persons other than the respective holders of the Preferred Stock (taking into account the adjustments provided herein) and take all action that may be necessary or appropriate (including without limitation exercising its best efforts to obtain shareholder approval) to increase the authorized number of shares of Common Stock if necessary to permit such conversion.

    (d)        Conversion Value; Adjustments. The initial Conversion Value shall be $4.00 for the Series A-1 Preferred Stock, $8.00 for the Series A-2 Preferred Stock, $12.00 for the Series A-3 Preferred Stock and $2.00 for the Series A-4 Preferred Stock. The Conversion Value is subject to adjustment in each case, in accordance with the provisions in this Section 6(d). Such respective Conversion Values in effect from time to time, as adjusted pursuant to this Section 6(d), are referred to herein as the “Conversion Value” for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock or the Series A-4 Preferred Stock, as applicable. All of the remaining provisions of this Section 6(d) shall apply separately to the respective Conversion Values for each of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock and the Series A-4 Preferred Stock in effect from time to time.

    (i)        Stock Dividends, Subdivisions and Combinations. If at any time the Corporation shall:

    (1)        take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

    (2)        subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

    (3)        combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Common Stock into which each share of Preferred Stock is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which such share of Preferred Stock is convertible immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Conversion Value for each such share of Preferred Stock shall be adjusted to equal (I) the then Conversion Value for such share of Preferred Stock multiplied by the number of Conversion Shares into which such share of Preferred Stock is convertible immediately prior to the adjustment, divided by (II) the number of Conversion Shares for which such share of Preferred Stock is convertible immediately after such adjustment.

    (ii)        Certain Other Distributions. If at any time the Corporation shall take a record of the holders of Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

    (1)        any evidences of its indebtedness, any shares of its stock or any other securities or property (other than cash dividends legally payable out of earnings or earned surplus or Additional Shares of Common Stock); or

    (2)        any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash dividends legally payable out of earnings or earned surplus or Additional Shares of Common Stock), then (A) the number of shares of Common Stock into which each share of Preferred Stock is convertible shall be adjusted to equal the product of the number of shares of Common Stock into which each such share of Preferred Stock is convertible immediately prior to such adjustment by a fraction (I) the numerator of which shall be the Fair Market Value per share of Common Stock at the date of taking such record, and (II) the denominator of which shall be (x) such Fair Market Value per share of Common Stock, minus (y) the amount allocable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Corporation and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (B) the Conversion Value of each share of Preferred Stock shall be adjusted to equal (I) the then Conversion Value multiplied by the number of shares of Common Stock into which such share of Preferred Stock is convertible immediately prior to the adjustment divided by (II) the number of shares of Common Stock into which such share of Preferred Stock is convertible immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 6(d)(ii) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(d)(i).

    (iii)        Issuance of Additional Shares of Common Stock.

    (1)        If at any time prior to the Commutation Date, as such term is defined in that certain Reinsurance Agreement among Centre Solutions (Bermuda) Limited and the operating subsidiaries of the Corporation, Penn Treaty Network America Insurance Company and American Network Insurance Company, with an effective date of December 31, 2001, the Corporation shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, at a price per share less than the greater of (A) the Conversion Value then in effect and (B) the Fair Market Value of a share of Common Stock into which a share of Preferred Stock is then convertible, then the Conversion Value shall be reduced to a price equal to the lower of

    (x)        a price determined by dividing (I) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then Conversion Value, plus (2) the aggregate consideration received by the Corporation upon such issuance or sale, by (II) the total number of shares of Common Stock outstanding immediately after such issuance or sale, and

    (y)        a price determined by multiplying the Conversion Value then in effect by a fraction, the numerator of which is (I) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Market Value immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (II) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which shall be the Fair Market Value immediately prior to such issuance or sale.

    (2)        The provisions of Section 6(d)(iii)(1) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 6(d)(i) or (ii). No adjustment of the Warrant Price shall be made under Section 6(d)(iii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d)(iv).

    (iv)        Issuance of Convertible Securities, Warrants or Other Rights. If at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any Convertible Securities, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, if the consideration per share of Common Stock receivable upon exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the greater of the Conversion Value in effect immediately prior to the time of such issue or sale or the Fair Market Value immediately prior to such issue or sale, then the Conversion Value shall be adjusted as provided in Section 6(d)(iii) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share at which such Additional Shares of Common Stock are available to such holders, and (iii) the Corporation shall have received all of the consideration payable therefor as of the date of the actual issuance of such warrants or other rights or such Convertible Securities. No further adjustments of the Conversion Value shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities, provided that, where no such adjustment has been made at the time of issuance, an adjustment shall be made at the time of the conversion of any such Convertible Securities or at the time of the exercise of any such warrants or other rights if such an adjustment is required by Section 6(d)(iii).

    (v)        Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then each holder of Preferred Stock shall have the right thereafter to receive, upon conversion of the Preferred Stock, the number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which a share of Preferred Stock is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring Person shall expressly assume the due and punctual observance and performance of each and every covenant and condition of the terms of the Preferred Stock to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of the Common Stock into which the Preferred Stock is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6(d). The foregoing provisions of this Section 6(d)(v) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

    (vi)        Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of its Common Stock, other than the payment of cash dividends legally payable out of earnings or earned surplus or any other action described in this Section 6(d), then the number of shares of Common Stock or other stock into which a share of Preferred Stock is convertible and/or the Conversion Value shall be adjusted in such manner as may be equitable in the circumstances.

    (vii)        Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, or in case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, then the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation or, if so requested by the Majority Holders, by a nationally recognized independent financial expert selected by the Majority Holders. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration, if any, received by the Corporation for issuing such warrants or other rights plus the additional consideration payable to the Corporation upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Corporation for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange contained in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Corporation shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

    (viii)        Readjustment of Conversion Value. Upon the expiration of the right to convert, exchange or exercise any Convertible Securities or any warrant or other right, the issuance of which effected an adjustment in the Conversion Value, if any such Convertible Securities or any warrant or other right shall not have been converted, exercised or exchanged, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon such conversion, exchange or exercise shall no longer be computed as set forth above, and the Conversion Value shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Conversion Value made pursuant to the provisions of this Section 6(d) after the issuance of such Convertible Securities, warrants or other rights) had the adjustment of the Conversion Value been made in accordance with the issuance or sale of the number of Additional Shares of Common actually issued upon conversion, exchange or issuance of such Convertible Securities, warrants or other rights and thereupon only the number of Additional Shares of Common actually so issued shall be deemed to have been issued and only the consideration actually received by the Corporation shall be deemed to have been received by the Corporation.

    (ix)        Other Provisions. For the purposes of this Section 6(d), the following provisions shall also be applicable:

    (1)        All calculations under this Section 6(d) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

    (2)        No adjustment in the Conversion Value shall be made if such adjustment would result in a change in the Conversion Value of less than $.01, provided that any such adjustments not made shall be carried forward and taken into account at the time of any subsequent adjustment in the Conversion Value.

    (3)        The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary.

    (4)        Whenever the Board of Directors of the Corporation shall be required to make any determination under this Section 6(d), such determination may be challenged in good faith by a majority of the holders of the shares of any Series, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such holders.

    (x)        Construction with the Warrants. The provisions of this Section 6(d) shall be construed with due regard for the fact that the Preferred Stock is issuable upon the exercise of the Warrants, which contain adjustment provisions similar to this Section 6(d). Such provisions and the provisions of Section 6(d) shall be construed so that an event giving rise to an adjustment under the terms of the Warrants and the Preferred Stock shall result in an adjustment under either the terms of the Warrants or the terms of the Preferred Stock, but in no event shall an adjustment arising out of the same event be made with respect to a specific share of Preferred Stock and the share of Preferred Stock issuable upon the exercise of the Warrant related thereto.

    (e)        Notices to Holders of Preferred Stock.

    (i)        Notice of Adjustments. Whenever the Conversion Value or the number of shares of Common Stock into which a share of Preferred Stock is convertible shall be adjusted pursuant to Section 6(d), the Corporation shall forthwith prepare a certificate to be executed by the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock into which a share of Preferred Stock is convertible and (if such adjustment was made pursuant to Section 6(d)(v) or (vi)) describing the number and kind of any other shares of stock or Other Property into which a share of Preferred Stock is convertible, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Corporation shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 9. The Corporation shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of Preferred Stock or any prospective purchaser of Preferred Stock designated by a holder thereof.

    (ii)        Notice of Certain Corporate Action. In case the Corporation shall propose to (A) pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, (C) effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (D) effect any capital reorganization or recapitalization, (E) effect any consolidation, merger or sale, transfer or other disposition of all or substantially all its property, assets or business, or (F) effect the liquidation, dissolution or winding up of the Corporation, then in each such case, the Corporation shall give to each holder of Preferred Stock, in accordance with Section 9, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, as well as the record date for any vote on any such action and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock into which the Preferred Stock may become convertible, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be earlier.

    7.        No Impairment. The Corporation shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock, but will at all times in good faith carry out of all such terms and take all such actions as may be necessary or appropriate to protect the rights of holders of Preferred Stock against impairment.

    8.        Fractional Shares. The Corporation shall not be required to issue or cause to be issued fractional shares of Common Stock on the conversion of Preferred Stock. The number of full Conversion Shares which shall be issuable upon the conversion of any shares of Preferred Stock shall be computed on the basis of the aggregate number of Conversion Shares purchasable on conversion of the shares of Preferred Stock so presented. If any fraction of a Conversion Share would, except for the provisions of this Section 8, be issuable on the conversion of the Preferred Stock, the Corporation shall, at its option, (a) pay an amount in cash equal to the Conversion Value multiplied by such fraction or (b) round the number of Conversion Shares issuable up to the next whole number of such shares.

    9.        Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section with respect to notices to the Corporation, or the facsimile number of a holder of Preferred Stock set forth in the records of the Corporation with respect to notices to such holder, prior to 4:30 p.m. (Eastern time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section with respect to notices to the Corporation, or the facsimile number of a holder of Preferred Stock set forth in the records of the Corporation with respect to notices to such holder, later than 4:30 p.m. (Eastern time), (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service to the delivery address specified in this Section with respect to notices to the Corporation, or the delivery address of a holder of Preferred Stock set forth in the records of the Corporation with respect to notices to such holder, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such communications to the Corporation shall be 3440 Lehigh Street, Allentown, Pennsylvania 18103-7001, Attn: Jane Bagley, facsimile number (610) 965-0668.

Microfilm Number 2003023-146

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment – Domestic Corporation

(15 Pa.C.S.)

Entity Number                                 X   Business Corporation (ss.1915)
145993                                      ___ Nonprofit Corporation (ss.5915)

Name:    Penn Treaty American Corporation   Document will be returned to the name and
         ATTN: Linda G. Carraghan, Esq.     address you enter to the left.
         3440 Lehigh Street
         Allentown, PA 18103
                                                     Filed in the Department of State on MAR 31 2003

                                                     __/s/_________________________
                                                     Acting Secretary of the Commonwealth

        In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is: Penn Treaty American Corporation

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered officer provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

a.	Number and Street City State Zip County 3440 Lehigh Street Allentown PA 18103 Lehigh

b.	Name of Commercial Registered Officer Provider: N/A

3.	The statute by or under which it was incorporated: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended

4.	The date of its incorporation: May 13, 1965

    5.        Check, and if appropriate complete, one of the following:

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State. ____ The amendment shall be effective on: ______________ at ___________.

Date Hour

    6.        Check one of the following:

X The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or §5914(a). ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or § 5914(b).

    7.        Check, and if appropriate, complete one of the following:

___ The amendment adopted by the corporation, set forth in full, is as follows: ______________________ X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

    8.        Check if the amendment restates the Articles:

        ___ The restated Articles of Incorporation supercede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 28th day of March, 2003.

                                           PENN TREATY AMERICAN COPORATION
                                            By:      /s/ Michael F. Grill
                                            Title:   Vice President & Treasurer

EXHIBIT “A”

The first paragraph of Article FIFTH of the Restated Articles of Incorporation, as amended, shall be amended and restated so that such first paragraph of such Article FIFTH shall be and read in its entirety as follows:

“FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is 150,000,000 shares of common stock, par value $.10 per share (“Common Stock”); and 5,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).”

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment – Domestic Corporation

(15 Pa.C.S.)

Entity Number                                 X   Business Corporation (ss.1915)
145993                                      ___ Nonprofit Corporation (ss.5915)

Name:    Penn Treaty American Corporation   Document will be returned to the name and
         ATTN: Linda G. Carraghan, Esq.     address you enter to the left.
         3440 Lehigh Street
         Allentown, PA 18103
                                                     Filed in the Department of State on JUL 08 2005

                                                     /s/ Pedro A. Cortes
                                            Secretary of the Commonwealth

        In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is: Penn Treaty American Corporation

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered officer provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

a.       Number and Street          City             State    Zip      County
                  3440 Lehigh Street        Allentown         PA       18103    Lehigh
b.	Name of Commercial Registered Officer Provider: N/A

3.	The statute by or under which it was incorporated: Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended

4.	The date of its incorporation: May 13, 1965

    5.        Check, and if appropriate complete, one of the following:

         X The amendment shall be effective upon filing these Articles of Amendment in the Department of

         State.

____ The amendment shall be effective on: ______________ at ___________. Date Hour

    6.        Check one of the following:

X The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or §5914(a). ___ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. § 1914(c) or § 5914(b).

    7.        Check, and if appropriate, complete one of the following:

___ The amendment adopted by the corporation, set forth in full, is as follows: ______________________
X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

    8.        Check if the amendment restates the Articles:

        ___ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 7th day of July, 2005.

                                          PENN TREATY AMERICAN CORPORATION
                                            By:      /s/ William W. Hunt
                                            Title:   President & Chief Executive Officer

EXHIBIT “A”

Amendment to Restated and Amended Articles of Incorporation, as amended

The first paragraph of Article FIFTH of the Restated Articles of Incorporation, as amended, shall be amended and restated to read in its entirety as follows:

“FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is 37,500,000 shares of common stock, par value $.10 per share (“Common Stock”); and 1,250,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).

Upon the effectiveness of these Articles of Amendment pursuant to the Pennsylvania Business Corporation Law (the “Effective Time”), every four shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be automatically reclassified as and converted into one share of Common Stock of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation’s transfer agent, as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share of New Common Stock issued to them. The sale of all of the shares representing fractional interests will be effected by that agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the New York Stock Exchange at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the shares representing fractional interests.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”